                                                                      EXHIBIT 99

[TECHTEAM LOGO]                                                     NEWS RELEASE


                                                             NASDAQ/NM -- "TEAM"



FOR IMMEDIATE RELEASE, Thursday, February 26, 2004

TECHTEAM GLOBAL REPORTS FOURTH QUARTER 2003 NET INCOME OF $750,000, OR $.08 PER DILUTED SHARE

         o Corporate services revenues grow 14.1% year-over-year in fourth quarter and 10.7% for the full year

         o Cash flow from operations $3.90 million for the quarter, $8.31 million for the year

         o Company repurchases two million shares during the year and acquires Digital Support Corporation in December

         o Cash balance stands at $35.2 million, or $3.99 per share outstanding

         o Company reports loss for the full year of $1.05 million, or $.10 per share


SOUTHFIELD, MICHIGAN, February 26, 2004...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported net income of $750,000, or $.08 per diluted share, for the three months ended December 31, 2003. For the comparable period in 2002, TechTeam reported a net loss of $358,000, or $.03 per share. The Company's earnings for the fourth quarter of 2003 also represented a sequential improvement from its results for the third quarter of 2003, which were a net loss of $431,000, or $.04 per share. For the twelve months ended December 31, 2003, the Company's net loss was $1.05 million, or $.10 per share.

Revenues from corporate help desk services grew 16.6% to $18.0 million for the quarter ended December 31, 2003, an increase from $15.4 million for the comparable period in 2002 and a sequential increase of 4.6% from the third quarter of 2003. Revenues from all corporate services were $21.9 million in the fourth quarter, an increase of 14.1% from $19.2 million reported for the fourth quarter of 2002 and the same level as reported for the third quarter of 2003. For the twelve months ended December 31, revenues from all corporate services grew 10.7%, from $77.5 million in 2002 to $85.8 million in 2003.


                                   -- More --



         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE



Selling, general, and administrative ("SG&A") expense for the fourth quarter was $4.06 million, or 18.4% of the Company's total revenue of $22.1 million. For the third quarter of 2003, SG&A expense was $4.70 million, or 21.1% of the Company's total revenue for the period. For the fourth quarter of 2002, SG&A expense was $4.58 million, or 22.2% of the Company's total revenue of $20.7 million. While total SG&A expense increased by 5.0% in 2003 over 2002, total non-leasing revenues grew by 10.7% over the comparable period.

Commenting on the Company's financial results, William F. Coyro, Jr., TechTeam Global's President and Chief Executive Officer, stated, "While 2003 was a very challenging year for our company and our industry, we are very pleased with the strong, consistent, top-line core services revenue growth of 10.7% we delivered during the year. We are also pleased with our fourth quarter earnings performance, which were $1.18 million better than our earnings for the third quarter of 2003 and $1.11 million better than our earnings for the comparable period in 2002. Most of our operating loss this year was attributable to expenses associated with our continued exit from the leasing business and the rapid expansion of our European operations, which we expect to grow even further and to return to profitability this year. With our overhead expenses reduced to 18.4% of total sales in the fourth quarter of 2003 and a new senior management organization in place, we believe that the Company is well-positioned to deliver upon our aggressive 2004 business plan and to improve our operating performance this year over last."

Coyro added, "Given the economic challenges many of our customers faced in 2003, we are especially pleased with the substantial growth we delivered in our help desk services business segment, which grew at a strong rate of 14.5% during 2003, and 16.6% during the fourth quarter. While we continued to experience significant downward pricing pressures from some of our largest customers, we also saw tremendous top-line growth from our European operations, which posted an increase of 62.0% in revenue this year over last."

Coyro concluded, "TechTeam continues to enjoy a strong balance sheet with $35.2 million in cash reserves and virtually no debt. As of December 31, the Company had $3.99 in cash and cash equivalents per common share outstanding, and the book value of shareholders' equity was $6.89 per share outstanding, an increase of $.02 per share from December 31, 2002. During 2003, the Company repurchased two million shares of its common stock at an average price of $6.27 per share. In December we concluded the purchase of Digital Support Corporation, a premier provider of diversified information technology services and solutions, including help desk, network infrastructure, information assurance, enterprise application, healthcare technology, systems integration, and hardware services and solutions to various governmental and commercial customers. DSC will make a solid earnings contribution to TechTeam in 2004."

In summary, Coyro remarked, "At current market levels, we believe the Company's common stock continues to represent an excellent value in the marketplace. TechTeam remains focused on delivering the best overall value proposition in our industry -- the best combination of quality, price, focus, and customer satisfaction."

                                   -- More --



         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE





Significant components of TechTeam's fourth-quarter and full-year 2003 performance include the following:

         o Total revenues were $22.1 million for the three months ended December 31, 2003, an increase of 7.0% from the $20.7 million in revenues reported for the fourth quarter of 2002. Revenues from leasing operations were $154,000 in the fourth quarter of 2003, a decrease from $1.42 million in revenue reported for the fourth quarter of 2002 and the direct result of the Company's decision to exit the leasing business.

         o Revenues from our European operations increased 70.4% to $8.42 million for the three months ended December 31, 2003 from $4.94 million for the comparable period in 2002. These results also represented sequential growth of 15.1% from revenues of $7.31 million reported for the three months ended September 30, 2003. For the full year, revenues from our European operations increased 62.0%, from $17.2 million in 2002 to $27.9 million in 2003. Conversely, revenues from our United States non-leasing operations declined 3.9%, from $60.3 million in 2002 to $58.0 million in 2003.

         o Selling, general, and administrative expenses were $4.06 million for the three months ended December 31, 2003, a decline of 11.2% from the $4.58 million of SG&A expense reported for the comparable period in 2002, and a sequential decline of 13.6% from the $4.70 million of SG&A expense reported for the quarter ended September 30, 2003. The SG&A expense reported for the third quarter of 2003 included expenses totaling $413,000 for (1) costs the Company incurred related to its potential acquisition of a Malaysian call center company, which the Company ultimately decided not to purchase, and (2) increased bad debt expense incurred by the Company. Additionally, the Company incurred $227,000 of increased bad debt expense during the fourth quarter of 2003.

         o Operating loss was $18,000 for the three months ended December 31, 2003, an improvement from the $361,000 in operating loss reported for the comparable period in 2002. This improvement was due to the decline in the Company's SG&A expense described above. However, total gross margin also declined from 20.4% in the fourth quarter of 2002 to 18.3% in the fourth quarter of 2003, largely due to our operational expansion in Europe, which was only partially offset by our reduction in SG&A expense.

         o Net cash provided by operating activities was $3.90 million for the three months ended December 31, 2003. Free cash flow (net cash provided by operating activities less capital expenditures) was $3.38 million for the quarter. For the full year 2003, cash provided by operating activities was $8.31 million. Free cash flow was $3.95 million.



                                   -- More --



         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE


         o For the three months ended December 31, 2003, earnings before interest, taxes, depreciation, and amortization expense ("EBITDA") was $1.77 million, which represents a 9.5% improvement over the comparable period in 2002. Excluding the results of the Company's leasing operations, EBITDA for the fourth quarter of 2003 was $1.85 million, which represents a 49.4% improvement over the comparable period in 2002. The investment community considers EBITDA an important "non-GAAP" measure of the Company's financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments, or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company's possible market valuation. (For additional information regarding the determination of the EBITDA results, please see the attached financial tables.)

         o During 2003, the Company repurchased an aggregate of 2,000,000 of its common shares for a total cost of $12,544,657, or an average of $6.272 per share (inclusive of sales commissions paid), during the period May 13 through December 1, 2003.

         o Total debt continued to decline during the quarter, from $374,000 at September 30, 2003 to $230,000, excluding debt assumed from the acquisition of Digital Support Corporation.

         o Total cash and cash equivalents were $35.2 million as of December 31, 2003. This represented $3.99 in cash and cash equivalents per common share outstanding as of the end of the fourth quarter.

         o Total shareholders' equity decreased to $60.8 million as of December 31, 2003 from $65.5 million at September 30, 2003, principally as the result of the Company's repurchase of 925,822 its own common shares during the fourth quarter. The Company's net book value increased from $6.87 per common share outstanding at December 31, 2002 to $6.89 per share outstanding at December 31, 2003.

         o For the three months ended December 31, 2003, the basic weighted average number of common shares and common share equivalents outstanding were 9,371,802 and the diluted weighted number of common shares and common share equivalents outstanding were 9,485,916. For the year ended December 31, 2003, the basic weighted number of common shares and common share equivalents was 10,065,916. For purposes of reporting diluted earnings per share for the quarter ended December 31, 2003, the diluted weighted number of common shares outstanding figure was used. For purposes of reporting earnings per share for the twelve months ended December 31, 2003, the basic weighted number of common shares outstanding number was used, as the use of the higher, diluted weighted shares number would have been anti-dilutive.



                                   -- More --



         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE




TECHTEAM GLOBAL, INC. will host an investor teleconference to discuss its fourth-quarter and full-year 2003 financial results at 10:00 a.m. Eastern Standard Time (EST), on Thursday, February 26, 2004.

To access a simultaneous Webcast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/press and click on the Webcast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately noon EST, Thursday, February 26, 2004. This toll-free replay will be available until noon EST, Thursday, March 4, 2004.

To listen to the teleconference replay, call 800-633-8284. (Outside the United States, call +1-402-977-9140.) When prompted, enter the TechTeam reservation number: 21184103.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.



                                   -- More --



         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE


SAFE HARBOR STATEMENT
The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company's core business, revenue, and earnings performance going forward, management of overhead expenses, productivity, and operating expenses. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market's acceptance of and demand for the Company's offerings, competition, unforeseen expenses, the continuing difficult market for information technology outsourcing services, the Company's exit from the leasing business, demands upon and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, and the Company's ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.







                   FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE



         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE





                                 FINANCIAL DATA

                              TECHTEAM GLOBAL, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                      (In thousands, except per share data)



                              THREE MONTHS ENDED DECEMBER 31,          YEAR ENDED DECEMBER 31,
                             ---------------------------------      -----------------------------
                                                        %                                   %
                             2003         2002       CHANGE      2003        2002         CHANGE
                             ----         ----       ------      ----        ----         ------
REVENUES
   Corporate services      $ 21,947     $ 19,237       14.1%   $ 85,833     $ 77,533       10.7%
   Leasing operations           154        1,417      (89.1)%     2,256        9,102      (75.2)%
                           --------     --------               --------     --------

TOTAL REVENUES               22,101       20,654        7.0%     88,089       86,635        1.7%
   Cost of services          18,055       16,440        9.8%     72,073       66,578        8.3%
                           --------     --------               --------     --------

GROSS PROFIT                  4,046        4,214       (4.0)%    16,016       20,057      (20.1)%
   SG&A expense               4,064        4,575      (11.2)%    18,695       17,801        5.0%
                           --------     --------               --------     --------

OPERATING INCOME (LOSS)         (18)        (361)                (2,679)       2,256
   Net interest income          248          168                  1,123          732
   Foreign currency
   transaction gain             470           37                    920           37
                           --------     --------               --------     --------
INCOME (LOSS) BEFORE
   INCOME TAXES                 700        (156)                   (636)       3,025
INCOME TAX PROVISION
   (CREDIT)                     (50)         202                    410        1,627
CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE             --           --                    --         1,123
                           --------     --------               --------     --------
NET INCOME (LOSS)          $    750     $   (358)              $ (1,046)    $    275
                           ========     ========               ========     ========

BASIC AND DILUTED
   EARNINGS (LOSS)
   PER SHARE               $   0.08     $  (0.03)              $  (0.10)    $   0.02
                           ========     ========               ========     ========
Basic weighted
   average common
   shares outstanding         9,372       11,001      (14.8)%    10,066       10,957       (8.1)%
Diluted weighted
   average common
   shares outstanding         9,486       11,201      (15.3)%    10,066       11,103       (9.3)%


         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE





           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                 (In thousands)


                                      THREE MONTHS ENDED DECEMBER 31,                    YEAR ENDED DECEMBER 31,
                                    ------------------------------------          ----------------------------------
                                                                     %                                          %
                                    2003          2002            CHANGE          2003           2002         CHANGE
                                    ----          ----            ------          ----           ----         ------
EBITDA(1)                            $1,768        $1,615           9.5%         $4,132        $13,386        (69.1)%
EBITDA EXCLUDING LEASING
   OPERATIONS2
                                     $1,852        $1,240          49.4%         $4,729         $6,038        (21.7)%

(1)RECONCILIATION OF NET
   INCOME TO EBITDA
   Net income (loss)                   $750        $ (358)                      $(1,046)          $275
   Net interest income                 (247)         (169)         46.2%         (1,123)          (732)        53.4%
   Net income tax
    provision (credit)                  (50)          203        (124.6)%           410          1,628        (74.8)%
   Depreciation and
    amortization                      1,315         1,939         (32.2)%         5,891         12,215        (51.8)%
                                     ------        ------                        ------         ------
EBITDA                               $1,768        $1,615           9.5%         $4,132        $13,386        (61.3)%
                                     ------        ------                        ------         ------

(2)RECONCILIATION OF EBITDA
   TO EBITDA EXCLUDING
   LEASING OPERATIONS
   EBITDA                            $1,768        $1,615           9.5%         $4,132        $13,386        (69.1)%
   Less-
     Operating income
       (loss) of leasing
       business                        (179)         (471)                       (1,885)           425
     Net interest
       expense                            3            54         (94.4)%            16            178        (91.0)%
     Depreciation and
      amortization of
      leasing business                   92           792         (88.4)%         1,272          6,745        (81.1)%
                                     ------        ------                        ------         ------
EBITDA EXCLUDING LEASING
   OPERATIONS                        $1,852        $1,240          49.4%         $4,729         $6,038        (21.7)%


         27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone
             (248) 357-2866 - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE


       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

                                 (In thousands)

                                                                DECEMBER 31,          DECEMBER 31,
                                                                  2003 (1)               2002                     % CHANGE
                                                               -------------         -------------              -------------
CURRENT ASSETS
   Cash and cash equivalents                                   $      35,195         $      39,435                  (10.8)%
   Securities available for sale                                          --                 6,492                 (100.0)%
   Accounts receivable, less reserves                                 23,147                17,234                   34.3%
   Other current assets                                                2,258                 4,951                  (54.4)%
                                                               -------------         -------------
Total Current Assets                                                  60,600                68,112                  (11.0)%
PROPERTY, EQUIPMENT, AND PURCHASED SOFTWARE
   Computer equipment and office furniture                            20,610                18,169                   13.4%
   Purchased software                                                 11,093                 9,435                   17.6%
   Leasehold improvements                                              4,522                 3,531                   28.1%
   Transportation equipment                                              269                   273                   (1.5)%
                                                               -------------         -------------
                                                                      36,494                31,408                   16.2%
   Less -- accumulated
     depreciation and amortization                                   (26,590)              (22,768)                  16.8%
                                                               -------------         -------------
Net Property, Equipment, and Purchased Software                        9,904                 8,640                   14.6%
OTHER ASSETS
   Assets of leasing operations,
     net of amortization and less reserves                               457                 3,489                  (86.9)%
   Goodwill, less accumulated amortization                             2,122                   371                  472.0%
   Intangibles, less accumulated amortization                          3,611                 1,061                  240.3%
   Other                                                               1,006                   191                  426.7%
                                                               -------------         -------------
Total Other Assets                                                     7,196                 5,112                   40.8%
                                                               -------------         -------------
TOTAL ASSETS                                                   $      77,700         $      81,864                   (5.1)%
                                                               =============         =============
CURRENT LIABILITIES
   Accounts payable                                            $       2,785         $       1,639                   69.9%
   Accrued payroll, related taxes,
     and withholdings                                                  4,692                 3,187                   47.2%
   Current portion of notes payable                                      906                   492                   84.1%
   Other current liabilities                                           3,139                 2,114                   48.5%
                                                               -------------         -------------
Total Current Liabilities                                             11,522                 7,432                   55.0%
LONG-TERM LIABILITIES                                                    408                 1,112                  (63.3)%
REDEEMABLE CONVERTIBLE PREFERRED STOCK                                 5,000                    --                     --
SHAREHOLDERS' EQUITY
   Common stock                                                          171                   169                    1.2%
   Additional paid-in capital                                        109,913               109,482                    0.4%
   Retained earnings                                                      68                 1,114                  (93.9)%
   Accumulated other comprehensive income
     -- Cumulative translation adjustment                                682                   156                  337.2%
   Less -- treasury stock                                            (50,064)              (37,601)                  33.1%
                                                               -------------         -------------
Total shareholders' equity                                            60,770                73,320                  (17.1)%
                                                               -------------         -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $      77,700         $      81,864                   (5.1)%
                                                               =============         =============


(1) Includes the balance sheet as of December 31, 2003 of Digital Support Corporation.


 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                    - Fax (248) 357-2570 - www.techteam.com

[TECHTEAM LOGO]                                                     NEWS RELEASE



           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (In thousands)

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                   ----------------------------------
                                                                                      2003                   2002
                                                                                   ------------          ------------
OPERATING ACTIVITIES
   Income (loss) before cumulative effect of
     accounting change                                                             $     (1,046)         $      1,398
   Adjustments to reconcile to net cash provided
     by operating activities
   Depreciation and amortization                                                          5,891                11,092
   Increase in leasing business reserves                                                  1,050                    --
   Other adjustments                                                                      2,417                 7,846
                                                                                   ------------          ------------
Net cash provided by operating activities                                                 8,312                20,336
                                                                                   ------------          ------------
INVESTING ACTIVITIES
   Acquisition of Digital Support Corporation,
     net of cash acquired                                                                (6,504)                   --
   Purchase of property, equipment, and software, net                                    (4,359)               (3,455)
   Sale (purchase) of marketable securities, net                                          6,492                (1,171)
   Other adjustments                                                                         76                    57
                                                                                   ------------          ------------
Net cash used in investing activities                                                    (4,295)               (4,569)
                                                                                   ------------          ------------
FINANCING ACTIVITIES
   Purchase of Company common stock                                                     (12,545)               (3,423)
   Payments on notes payable, net                                                          (468)               (4,476)
   Proceeds from issuance of Company stock                                                  544                   933
   Proceeds from issuance of preferred stock, net                                         4,820                    --
                                                                                   ------------          ------------
Net cash used in financing activities                                                    (7,649)               (6,966)
                                                                                   ------------          ------------
Effect of exchange rate changes on cash and cash equivalents                               (608)                  383
                                                                                   ------------          ------------
Increase (decrease) in cash and cash equivalents                                         (4,240)                9,184
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                         39,435                30,251
                                                                                   ------------          ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $     35,195          $     39,435


                                       ###

CONTACTS:

TECHTEAM GLOBAL, INC.                           TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                           David W. Morgan
President and Chief Executive Officer           Vice President, Treasurer, and
(248) 357-2866                                  Chief Financial Officer
wcoyro@techteam.com                             (248) 357-2866
                                                dmorgan@techteam.com

 27335 West 11 Mile Road, Southfield, Michigan 48034 - Telephone (248) 357-2866
                    - Fax (248) 357-2570 - www.techteam.com